Exhibit 14
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Shareholders
Samarnan Investment Corporation
We consent to the use in this Amendment to the Registration Statement of Samarnan Investment Corporation on Form N-2
(File No. 811-2824) of our report dated February 22, 2007, which appears in the Annual Report to Shareholders for the year ended December 31, 2006.

/s/ CF & Co., L.L.P.
CF & Co., L.L.P.

Dallas, Texas
April 24, 2007